846 Putnam Michigan Tax Exempt Income Fund
05/31/05 Annual

Because of the electronic format for filing Form N-SAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:

53A	For the period ended May 31, 2005, Putnam Management has
assumed $4,326 of legal, shareholder servicing and communication, audit and Trustee fees incurred by the fund in connection with certain legal and regulatory matters.

72DD1 	        Class A	4,215
		Class B	911

72DD2	        Class M	48

73A1		Class A	.339237
		Class B	.280296

73A2		Class M	.312197

74U1		Class A	11,980
		Class B	2,899

74U2		Class M	147

74V1		Class A	9.11
		Class B	9.10

74V2		Class M	9.11